                                                 -------------------------------
                                                          SCHOLASTIC CORPORATION
                                                                    557 Broadway
                                                                    New York, NY
                                                                      10012-3999

                                                                  (212) 343-6100

                             SCHOLASTIC CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO HOLDERS OF CLASS A STOCK AND COMMON STOCK:

The Annual Meeting of Stockholders of Scholastic Corporation (the "Company") will be held at the Company's corporate headquarters located at 557 Broadway, New York, New York on Tuesday, September 24, 2002, at 9:00 a.m., local time, for the following purposes:

MATTERS TO BE VOTED UPON BY HOLDERS OF THE CLASS A STOCK

      - Electing nine directors to the Board of Directors.

MATTERS TO BE VOTED UPON BY HOLDERS OF THE COMMON STOCK

      - Electing three directors to the Board of Directors.

In addition to the foregoing purposes, such other business may be transacted as may properly come before the meeting and any adjournment thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on August 10, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. YOU CAN NOW VOTE YOUR SHARES IN THREE WAYS: (I) VIA THE INTERNET AT THE WEBSITE INDICATED ON YOUR PROXY CARD; (II) VIA TELEPHONE BY CALLING THE TOLL FREE NUMBER ON YOUR PROXY CARD; OR (III) BY RETURNING THE ENCLOSED PROXY CARD.

                                             By Order of the Board of Directors

                                             [SIG]

                                             Charles B. Deull
                                             Senior Vice President, General
                                             Counsel and Secretary
                                             August 26, 2002

SCHOLASTIC LOGO
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                             SCHOLASTIC CORPORATION
                                PROXY STATEMENT

                               TABLE OF CONTENTS

Solicitation of Proxies.....................................    1

      General Information...................................    1

      Voting Securities of the Company......................    2

      Principal Holders of Class A Stock and Common Stock...    3

      Change of Control Arrangements........................    5

      Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................    5

      Share Ownership of Management.........................    6

Executive Compensation......................................    8

      Summary Compensation Table............................    8

      Option Grants in Fiscal 2002..........................    9

      Aggregated Option Exercises in Fiscal 2002 and 2002
        Fiscal Year-End Option Values.......................   10

      Pension Plan..........................................   10

      Employment Agreement..................................   11

      The Human Resources and Compensation Committee's
        Report on Executive Compensation....................   11

      Stock Price Performance Graph.........................   16

Matters Submitted to Stockholders...........................   17

  - Election of Directors...................................   17

      Nominees for Election by Holders of the Class A
        Stock...............................................   18

      Nominees for Election by Holders of the Common
        Stock...............................................   18

      Meetings of the Board of Directors and its
        Committees..........................................   21

      Director Compensation.................................   24

      Certain Transactions and Certain Relationships........   24

Independent Public Accountants..............................   25

      Audit Committee's Report..............................   25

Stockholder Proposals for 2003 Annual Meeting...............   27

Other Matters...............................................   27

                             SCHOLASTIC CORPORATION
                                  557 BROADWAY
                            NEW YORK, NEW YORK 10012

                             ---------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 24, 2002

                             ---------------------

                            SOLICITATION OF PROXIES

GENERAL INFORMATION

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scholastic Corporation, a Delaware corporation (the "Company"), to be voted at its Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Tuesday, September 24, 2002, and at any adjournments thereof.

       Shares represented by each proxy properly submitted, either by mail, the internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated in such proxies unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:
(i) filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date, (ii) providing subsequent telephone or internet voting instructions or (iii) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to the attention of Charles
B. Deull, Senior Vice President, General Counsel and Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012.

       This proxy statement and the accompanying form of proxy, together with the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002, are being mailed to stockholders on or about August 26, 2002.

       The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally, by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated therefor. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

VOTING SECURITIES OF THE COMPANY

       Only holders of record of the Company's Class A Stock, $0.01 par value ("Class A Stock"), and Common Stock, $0.01 par value ("Common Stock"), at the close of business on August 10, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were outstanding 1,656,200 shares of Class A Stock and 37,424,421 shares of Common Stock. Unless otherwise indicated, all references to share and option amounts in this proxy statement reflect the 2-for-1 stock split effected through the payment of a 100% stock dividend on January 16, 2001 on each outstanding share of Class A Stock and Common Stock (the "2-for-1 Stock Split").

       The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides that, except as otherwise provided by law, the holders of shares of Class A Stock, voting as a class, have the right: (i) to fix the size of the Board of Directors so long as it does not consist of less than three nor more than 15 directors, (ii) to elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board of Directors as shall equal at least one-fifth of the members of the Board of Directors, and (iii) to exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board of Directors as shall equal at least one-fifth of the members of the Board of Directors.

       Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, holders of the Class A Stock will vote on the election of nine members of the Board of Directors and the holders of the Common Stock will vote on the election of three members of the Board of Directors. If any other matters were to properly come before the Annual Meeting, they would be voted on by the holders of the Class A Stock.

       The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company's Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

PRINCIPAL HOLDERS OF CLASS A STOCK AND COMMON STOCK

       The following sets forth information regarding persons who, to the best of the Company's knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on August 10, 2002. Under the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

                                                 CLASS A STOCK                         COMMON STOCK
                                                                             AMOUNT AND
                                       AMOUNT AND                             NATURE OF
                                       NATURE OF                             BENEFICIAL
        NAME AND ADDRESS OF          BENEFICIAL OWNERSHIP   PERCENT OF        OWNERSHIP           PERCENT OF
          BENEFICIAL OWNER                (1)                 CLASS              (2)                CLASS
Richard Robinson
c/o Scholastic Corporation
557 Broadway                              1,656,200              100%            6,337,910(3)         15.8%
New York, NY 10012
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway                                648,620             39.2%            2,821,147             7.4%
New York, NY 10012
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway                                765,296             46.2%            3,549,468(4)          9.3%
New York, NY 10012
William W. Robinson
c/o Scholastic Corporation
557 Broadway                                648,620             39.2%            2,732,960(5)          6.1%
New York, NY 10012
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation                  648,620             39.2%            2,331,712             6.1%
557 Broadway
New York, NY 10012
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation                  116,676              7.0%              466,676             1.2%
557 Broadway
New York, NY 10012
Massachusetts Financial Services
Company
500 Boylston Street                              --                --            3,910,481(6)         10.4%
Boston, MA 02116

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(1) Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson
    Morrill, William W. Robinson and the Maurice R. Robinson Trust have filed Statements on Schedule 13G with the SEC (the "13G Filings") regarding their beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, and Barbara Robinson Buckland, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, are trustees of the Trust under the Will of Maurice R. Robinson (the "Maurice R. Robinson Trust"), with shared voting and investment power with respect to the shares owned by the Maurice
    R. Robinson Trust. Under the terms
    of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice
    R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the "Florence L. Robinson Trust"), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each Trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock by the following persons is: Richard Robinson--890,904 shares (sole voting and investment power) and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland--0 shares (sole voting and investment power) and 648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill--0 shares (sole voting and investment power) and 765,296 shares (shared voting and investment power); William W. Robinson--0 shares (sole voting and investment power) and 648,620 shares (shared voting and investment power); Maurice R. Robinson Trust--648,620 shares (sole voting and investment power); and Florence L. Robinson Trust--116,676 shares (sole voting and investment power).

(2) The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder's shares of Class A Stock. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock by the following holders is: Richard Robinson--3,378,622 shares (sole voting and investment power) and 2,959,288 shares (shared voting and investment power); Barbara Robinson Buckland--395,435 shares (sole voting and investment power) and 2,425,712 shares (shared voting and investment power); Mary Sue Robinson Morrill--0 shares (sole voting and investment power) and 3,549,468 shares (shared voting and investment power); William W. Robinson--391,948 shares (sole voting and investment power) and 2,341,012 shares (shared voting and investment power); Maurice R. Robinson Trust--2,331,712 (sole voting and investment power); and Florence L. Robinson Trust--466,676 (sole voting and investment power).

(3) Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Note 2; 1,453,224 shares of Common Stock held directly by Richard Robinson; 1,014,152 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 20,342 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2002 under the Scholastic Corporation 401(k) Savings and Retirement Plan (the "401(k) Plan"); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; and 149,094 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund. Does not include 310,511 of the shares of Common Stock beneficially owned by Helen V. Benham, an officer and director of the Company and the wife of Richard Robinson, as to which Mr. Robinson disclaims beneficial ownership and 18,382 restricted stock units ("RSUs") held under the Scholastic Corporation Management Stock Purchase Plan (the "MSPP"), as more fully described herein.

(4) Does not include an aggregate of 337,376 shares of Common Stock held under Trusts for which Ms. Morrill's spouse and sister are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(5) Does not include 44,000 shares of Common Stock held under Trusts for which Mr. William Robinson's spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.

(6) The information for Massachusetts Financial Services Company ("MFS") is derived from Amendment No. 4 to Schedule 13G dated February 12, 2002, as filed with the SEC, which states that, as of December 31, 2001, MFS had the sole voting power with regard to 3,422,668 shares and the sole dispositive power with regard to 3,910,481 shares.

CHANGE OF CONTROL ARRANGEMENTS

       Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board of Directors, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a "Control Offer"), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell the shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company's equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2002, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all required Section 16(a) reports, except in respect of an exercise of stock options to purchase 500 shares of Common Stock by Linda B. Keene, a director of the Company, that was required to be reported on a Form 4 in September 2001 and was later reported on a Form 4 filed in October 2001.

SHARE OWNERSHIP OF MANAGEMENT

       On August 10, 2002, each director, director nominee and Named Executive reported under the caption "Executive Compensation" and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as follows:

                                             CLASS A STOCK                         COMMON STOCK
                                   AMOUNT AND                            AMOUNT AND
                                    NATURE OF                             NATURE OF
                                   BENEFICIAL           PERCENT OF       BENEFICIAL           PERCENT OF
              NAME                OWNERSHIP(1)           CLASS          OWNERSHIP(1)            CLASS
           DIRECTORS
Richard Robinson                       1,656,200(2)          100%            6,337,910(3)          15.8%
Rebeca M. Barrera                      --                  --                    7,574(4)             *
Helen V. Benham                        --                  --                  471,411(5)           1.3%
Ramon C. Cortines                      --                  --                   24,574(6)             *
John L. Davies                         --                  --                    6,000(4)             *
Charles T. Harris III                  --                  --                   40,306(7)             *
Andrew S. Hedden                       --                  --                    2,000                *
Mae C. Jemison                         --                  --                   31,004(7)             *
Linda B. Keene                         --                  --                   12,000(8)             *
Peter M. Mayer                         --                  --                   28,000(9)             *
John G. McDonald                       --                  --                   25,004(6)             *
Augustus K. Oliver                     --                  --                   26,574(10)            *
Richard M. Spaulding                   --                  --                  259,085(11)            *
    NAMED EXECUTIVE OFFICERS
Richard Robinson                       1,656,200(2)          100%            6,337,910(3)          15.8%
Barbara A. Marcus                      --                  --                  431,902(12)          1.1%
Deborah A. Forte                       --                  --                  353,552(13)            *
Jean L. Feiwel                         --                  --                  137,016(14)            *
Kevin J. McEnery                       --                  --                  418,578(15)          1.1%
Margery A. Mayer                       --                  --                   45,444(16)            *
All directors and executive
officers as a group (27 persons
including those named above)           1,656,200(2)          100%            9,147,287(17)         21.6%

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*   Less than 1.0%

(1) Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2) Includes 890,904 shares of Class A Stock held directly by Richard Robinson, 648,620 shares of Class A Stock owned by the Maurice R. Robinson Trust and 116,676 shares of Class A Stock owned by the Florence L. Robinson Trust. See the information with respect to Richard Robinson under "Principal Holders of Class A Stock and Common Stock" above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3) Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Note 2; 1,453,224 shares of Common Stock held directly by Richard Robinson; 1,014,152 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 20,342 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2002 under the 401(k) Plan; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; and 149,094 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund. Does not include 310,511 of the shares of Common Stock beneficially owned by Helen V. Benham, an officer and director of the Company and the wife of Richard Robinson, as to which Mr. Robinson disclaims beneficial ownership and 18,382 RSUs held under the MSPP.

(4) Includes options under which such director may purchase 6,000 share of Common Stock within 60 days.

(5) Includes 259,386 shares of Common Stock held directly by Ms. Benham; 49,722 shares of Common Stock under options exercisable by her within 60 days; 1,403 shares of Common Stock with respect to which Ms. Benham had voting rights as of May 31, 2002 under the 401(k) Plan; 7,594 shares of Common Stock for which Ms. Benham is custodian under a separate custodial account for one of her sons; 4,212 shares of Common Stock owned directly by her sons; and 149,094 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund. Excludes 6,177,010 of the shares of Common Stock beneficially owned by Richard Robinson, as to which Ms. Benham disclaims beneficial ownership.

(6) Includes options under which such director may purchase 24,000 shares of Common Stock within 60 days.

(7) Includes options under which such director may purchase 30,000 shares of Common Stock within 60 days.

(8) Includes options under which such director may purchase 11,500 shares of Common Stock within 60 days.

(9) Includes 15,000 shares of Common Stock held directly by Mr. Mayer, 1,000 shares held through a pension plan in which he has an interest and options under which he may purchase 12,000 shares of Common Stock within 60 days.

(10) Includes 2,574 shares of Common Stock held directly by Mr. Oliver and options under which he may purchase 24,000 shares of Common Stock within 60 days.

(11) Includes 198,158 shares of Common Stock held directly by Mr. Spaulding, 19,096 shares of Common Stock under options exercisable by him within 60 days and 41,580 shares of Common Stock for which Mr. Spaulding is custodian under separate custodial accounts for his children. Does not include 7,177 RSUs held under the MSPP.

(12) Includes 26,317 shares of Common Stock held directly by Ms. Marcus, 403,794 shares of Common Stock under options exercisable by Ms. Marcus within 60 days and 1,791 shares of Common Stock with respect to which Ms. Marcus had voting rights at May 31, 2002 under the 401(k) Plan. Does not include 3,893 RSUs held under the MSPP.

(13) Includes 9,152 shares of Common Stock held directly by Ms. Forte and 344,400 shares of Common Stock under options exercisable by Ms. Forte within 60 days. Does not include 6,551 RSUs held under the MSPP.

(14) Includes 137,016 shares of Common Stock under options exercisable by Ms. Feiwel within 60 days.

(15) Includes 9,393 shares of Common Stock held directly by Mr. McEnery, 406,766 shares of Common Stock under options exercisable by Mr. McEnery within 60 days and 2,419 shares of Common Stock with respect to which Mr. McEnery had voting rights at May 31, 2002 under the 401(k) Plan. Does not include 5,071 RSUs held under the MSPP.

(16) Includes 14,834 shares of Common Stock held directly by Ms. Mayer and 30,610 shares of Common Stock under options exercisable by Ms. Mayer within 60 days. Does not include 2,858 RSUs held under the MSPP.

(17) Includes an aggregate of 3,236,172 shares of Common Stock under options exercisable by members of the group within 60 days, an aggregate of 31,110 shares of Common Stock with respect to which the group had voting rights at May 31, 2002 under the 401(k) Plan and 1,656,200 shares of Common Stock issuable on the conversion of Class A Stock into shares of Common Stock. Does not include an aggregate of 61,659 RSUs held under the MSPP.

                             EXECUTIVE COMPENSATION

       The following table sets forth information regarding the cash compensation paid or accrued by the Company and its subsidiaries for services of the Chief Executive Officer and the four other most highly compensated executive officers of the Company, as well as Jean L. Feiwel, an officer of the Company who was an executive officer for a portion of the most recent fiscal year (collectively, the "Named Executives"), in respect of the fiscal years ended
May 31, 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                              COMPENSATION
                                         ANNUAL COMPENSATION                   AWARDS
                                                               OTHER ANNUAL   SECURITIES     ALL OTHER
   NAME AND PRINCIPAL      FISCAL                   BONUS      COMPENSATION   UNDERLYING     COMPENSATION
        POSITIONS           YEAR       SALARY        (1)          (2)          OPTIONS          (3)
RICHARD ROBINSON             2002     $781,731      $476,550    $150,457              0        $238,840
Chairman of the Board,       2001     $731,731      $562,500       $0           250,000        $238,727
President and CEO            2000     $700,000      $735,000       $0           250,000        $233,874
BARBARA A. MARCUS            2002     $663,407      $413,708    $12,318          25,000          $5,550
EVP; President,              2001     $629,224      $460,525    $23,630          50,000          $5,150
Children's Book              2000     $570,711      $540,000       $0           100,000          $5,149
Publishing
DEBORAH A. FORTE             2002     $541,816      $247,270    $16,149          30,000          $5,550
EVP; President,              2001     $517,617      $301,875    $45,301               0          $5,150
Scholastic Entertainment     2000     $500,601      $345,000       $0           100,000          $5,150
KEVIN J. MCENERY             2002     $435,788      $177,618    $19,783               0          $5,746
EVP and Chief Financial      2001     $406,731      $246,500    $26,262         100,000          $5,294
Officer                      2000     $365,865      $300,000       $0           100,000          $5,571
MARGERY W. MAYER             2002     $391,346      $206,723    $13,129          25,000          $3,381
EVP; President,              2001     $359,423   $413,625(4)    $12,409          50,000          $3,262
Scholastic Education         2000     $309,519       $94,500       $0                 0              $0
JEAN L. FEIWEL               2002     $491,852      $171,514       $0                 0          $5,550
Publisher, Children's        2001     $479,029      $185,028       $0            50,000          $5,150
Book Publishing              2000     $435,101      $499,375       $0                 0          $5,623

--------------------------------------------------------------------------------

(1) Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer have elected to invest 100%, 5%, 30%, 40% and 30%, respectively, of his/her fiscal 2002 bonus in RSUs under the MSPP. Previously, Mr. Robinson, Ms. Marcus,
    Ms. Forte, Mr. McEnery and Ms. Mayer elected to invest 100%, 10%, 20%, 30% and 30%, respectively, of his/her fiscal 2001 bonus and 0%, 10%, 30%, 20% and 30%, respectively, of his/her fiscal 2000 bonus in RSUs under the MSPP. In addition, on July 18, 2002, each of Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer received stock options in lieu of 10% of the bonus he or she would otherwise have received for fiscal 2002 under the Company's Executive Performance Incentive Plan. Options to purchase 5,850, 5,080, 3,040, 2,180 and 2,540 shares of Common Stock, which are not reflected in this table, were issued to Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer, respectively.

(2) Amounts shown represent the value of the 15% discount received on the purchase of RSUs allocated to the Named Executives' accounts under the MSPP, based on the market value of the Common Stock underlying such RSUs on the date of allocation. Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and
    Ms. Mayer elected to invest 100%, 10%, 20%, 30% and 30%, respectively, of her/his fiscal 2001 bonus, in respect of which 18,382, 1,505, 1,973, 2,417 and 1,604 RSUs, respectively, were allocated to them on August 31, 2001.
    Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer elected to invest 10%, 30%, 20% and 30%, respectively, of her/his fiscal 2000 bonus, in respect of which 2,388, 4,578, 2,654 and 1,604 RSUs, respectively, were allocated to them on August 31, 2000.

(3) For Mr. Robinson, All Other Compensation for fiscal 2002, 2001 and 2000 includes: (a) $5,550, $5,150 and $5,149, respectively, in matching contributions made by the Company for Mr. Robinson's benefit under the 401(k) Plan; and (b) $233,290, $233,577 and $233,874, respectively, representing the annual premium paid
    by the Company in respect of a split dollar life insurance policy for the benefit of Mr. Robinson and Helen Benham, which premiums represent the non-term life insurance portion of such policy. The Company is not responsible for payment of the premium attributable to the term life insurance portion of such policy. All premiums paid by the Company in respect of the non-term portion of the split dollar life insurance policy will be repaid to the Company (without interest) not later than upon the death of the last to survive of Mr. Robinson and Ms. Benham. The split dollar life insurance arrangements for the benefit of Mr. Robinson and Ms. Benham were approved by the Board of Directors of the Company. The amounts shown for the other Named Executives reflect the matching contributions made by the Company under the 401(k) Plan.

(4) Includes a non-recurring bonus of $250,000.

OPTION GRANTS IN FISCAL 2002

       The following table sets forth information concerning individual stock option grants made to the Named Executives during the fiscal year ended May 31, 2002.

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                             AT
                                                                                  ASSUMED ANNUAL RATES OF
                                                                                STOCK PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS(1)                         OPTION TERM (2)
                                      % OF TOTAL
                         NUMBER OF    OPTIONS
                         SECURITIES   GRANTED TO
                         UNDERLYING   EMPLOYEES    EXERCISE OR
                         OPTIONS      IN FISCAL    BASE PRICE     EXPIRATION
         NAME            GRANTED       YEAR        ($/SHARE)        DATE                5%
Richard Robinson               --         --          --             --                 --
Barbara A. Marcus          25,000        3.9%         $42.85       12/18/11               $673,703
Deborah A. Forte           30,000        4.7%         $42.85       12/18/11               $808,444
Kevin J. McEnery               --         --          --             --                 --
Margery W. Mayer           25,000        3.9%         $42.85       12/18/11               $673,703
Jean L. Feiwel                 --         --          --             --                 --

                          POTENTIAL REALIZABLE VALUE
                                      AT
                           ASSUMED ANNUAL RATES OF
                         STOCK PRICE APPRECIATION FOR
         NAME                    10%
Richard Robinson                 --
Barbara A. Marcus                 $1,707,297
Deborah A. Forte                  $2,048,756
Kevin J. McEnery                 --
Margery W. Mayer                  $1,707,297
Jean L. Feiwel                   --

--------------------------------------------------------------------------------

(1) All options are exercisable for Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. All options are exercisable in four equal annual installments beginning one year from the date of grant. On July 18, 2002, each of Mr. Robinson, Ms. Marcus,
    Ms. Forte, Mr. McEnery and Ms. Mayer received stock options in lieu of 10% of the bonus he or she would otherwise have received for fiscal 2002 under the Company's Executive Performance Incentive Plan. Options to purchase 5,850, 5,080, 3,040, 2,180 and 2,540 shares of Common Stock, which are not reflected in this table, were issued to Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer, respectively.

(2) The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC and therefore are not intended to forecast the possible future appreciation of the price of the Common Stock. Although permitted by SEC rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatility factors. No gain on the stock options awarded to the Named Executives or other employees is possible without appreciation in the price of the Common Stock during the applicable period.

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND 2002 FISCAL YEAR-END OPTION
  VALUES

       The following table sets forth information concerning options exercised during the fiscal year ended May 31, 2002 by the Named Executives together with the number and value of the unexercised options held by such persons at May 31, 2002.

                                                                    NUMBER OF
                            SHARES                            SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                           ACQUIRED           VALUE            UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                           ON EXERCISE       REALIZED             AT FY-END (#)                    AT FY-END(1)
        NAME                 (#)               ($)          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
Richard Robinson              --                --              1,014,152 /  0               $24,403,239 /  $0
Barbara A. Marcus            15,000         $  506,250            391,294 /  37,500          $10,074,354 /  $719,438
Deborah A. Forte             56,000         $1,723,930            344,400 /  30,000           $7,236,019 /  $142,200
Kevin J. McEnery             25,000         $  805,290            406,766 /  0                $9,171,646 /  $0
Margery W. Mayer              --                --                 18,110 /  62,500             $364,834 /  $708,188
Jean L. Feiwel               45,000         $1,265,725            137,016 /  0                $2,951,727 /  $0

--------------------------------------------------------------------------------

(1) Based on the per share closing price of the Common Stock of $47.59 on May 31, 2002 as reported on the NASDAQ-National Market System.

PENSION PLAN

       The Company maintains a retirement plan for substantially all of its employees based in the United States, including the Named Executives (the "Retirement Plan"). As a cash balance plan, the Retirement Plan provides participants with benefits based on monthly contributions and interest credits. Individual participant contributions are not required under the Retirement Plan. The Retirement Plan provides for an annual allocation by the Company to a participant's account, calculated as follows: for less than five years of service, 3.5% of the first $25,000 of annual base pay and 2.0% of the remainder; for five years but less than ten years of service, 4.5% of the first $25,000 of annual base pay and 3.0% of the remainder; for ten years of service but less than 20 years of service, 5.5% of the first $25,000 of annual base pay and 4.0% of the remainder; and for 20 years or more of service, 6.5% of the first $25,000 of annual base pay and 5% of the remainder. Interest on account balances is accrued monthly based on the average rate for one-year U.S. Treasury Bills plus 1.0%. Participants in the Retirement Plan become fully vested in their accrued benefits upon the earlier of the completion of five years of service or attainment of age 65. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability. At August 1, 2002, Ms. Marcus, Ms. Forte, Mr. McEnery, Ms. Mayer and
Ms. Feiwel, had earned estimated annual benefit payments under the Retirement Plan of $56,642, $6,586, $19,250, $5,292 and $6,387, respectively.

       The Retirement Plan was amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 at such time were given the option to remain under a modified version of the Retirement Plan's benefit formula used prior to the such amendment and restatement. Mr. Robinson elected to continue participation under such prior benefit formula. This formula provides participants covered thereby with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant's basic annual compensation up to $13,650, plus 2.0% of that portion of the participant's basic annual compensation in excess of $13,650. At August 1, 2002, Richard Robinson had earned an estimated annual benefit payment using the prior benefit formula of $70,871, payable upon retirement.

EMPLOYMENT AGREEMENT

       Effective October 1, 1999, Scholastic Inc., a wholly-owned subsidiary of the Company, entered into a three year Employment Agreement (the "Agreement") with Jean L. Feiwel. In addition to a signing bonus of $250,000 paid upon execution of the Agreement in May 2000, the Agreement provides for an annual salary of $475,000 through September 30, 2000, $485,000 as of October 1, 2000 and $500,000 as of October 1, 2001. The Agreement also provides for a maximum annual performance bonus equal to 35% of Ms. Feiwel's annual salary, of which one half of such target bonus is guaranteed. The Agreement provided for an award of 25,000 nonqualified stock options with a one year vesting period, which were granted in July 2000 and were subsequently adjusted to 50,000 options to give effect to the 2-for-1 Stock Split. Ms. Feiwel is also entitled to receive the employee group health, life and disability benefits that the Company provides to similarly situated employees, and she is furnished with a leased car. The Agreement also provides for varying lump sum payments in the event Ms. Feiwel ceases to be employed for specified reasons.

THE HUMAN RESOURCES AND COMPENSATION
  COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

       The Company's compensation program for its executive officers and other senior management is administered by the Human Resources and Compensation Committee (the "HRCC") of the Board of Directors.

       The HRCC believes that compensation for executive officers and other senior management should be determined according to a competitive framework, including financial performance of the Company, individual contributions, teamwork and division results. Such factors are critical to enhancing the value and continued development of the Company's operating segments, which in turn builds stockholder value. In determining the compensation of the Company's executive officers, the HRCC seeks to achieve the following objectives through a combination of fixed and variable compensation:

    - PAY COMPETITIVELY--Provide a total compensation package that is consistent with competitive practices, enabling the Company to attract, motivate and retain qualified executives; and

    - PAY FOR PERFORMANCE--Create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company and the results of the specific business division for which the executive is responsible, as well as specific corporate goals identified from time to time; and

    - EXECUTIVES AS STOCKHOLDERS--Link a portion of each executive officer's compensation opportunity directly to the value of the Common Stock through the use of stock-based awards.

       The programs adopted in order to implement the HRCC's compensation philosophy and to reflect the Company's financial performance have been developed with the assistance of independent consultants and counsel. The HRCC periodically reviews the Company's compensation practices in light of the HRCC's compensation philosophy, and views variable compensation as an integral part of the total compensation package.

BASE SALARY

       In establishing each executive officer's base salary, the HRCC considers several factors, including individual performance, competitive market conditions for recruiting and retaining executive talent and changes in responsibilities.

       Base salaries are reviewed annually and generally approximate the median level of competitive rates, as adjusted for individual performance. In determining base salaries, the HRCC's focus is on recruiting and retaining executive talent. Accordingly, the HRCC considers the executive compensation of a broad group of companies in the publishing and entertainment fields, including the companies comprising the "Peer Group" used in the Stock Performance Graph in this proxy statement. As a general practice, the Company does not enter into employment agreements with executive officers, although as previously reported, the Company has a three-year employment agreement with Ms. Feiwel, which expires in 2002. During fiscal 2002, the base salaries of executive officers were generally increased in accordance with the foregoing practices.

ANNUAL BONUS INCENTIVE

       For fiscal 2002, the Company's annual bonus targets were established by the HRCC based on divisional and corporate performance. Bonus potentials for executive officers were set at percentages of their base salaries deemed appropriate for their current positions and are generally based on divisional performance and earnings per share targets. In addition, for fiscal 2002, a target based on meeting certain diversity goals was added for members of senior management comprising the Company's management executive committee, including the Chief Executive Officer. Bonus awards for the Named Executives were set and determined under the Company's stockholder-approved Executive Incentive Performance Plan, which is designed to be exempt from the application of
Section 162(m) of the Internal Revenue Code of 1986 ("the Code"). Based on its review of the Company's overall performance during fiscal 2002, and to further align management interests with those of other stockholders, the HRCC recommended that, with respect to the fifteen members of senior management serving on the Company's management executive committee, the fiscal

2002 bonuses otherwise payable to them should be reduced by 10%, in lieu of which such persons were granted options to purchase Common Stock as described herein. Bonuses for fiscal 2002 were payable in August 2002.

EQUITY-BASED INCENTIVES

       Stock options historically have been the Company's form of equity-based incentives and its primary form of long-term incentive compensation. The Company grants stock options as part of executive compensation as a means to encourage superior performance and to more directly link the economic interests of executives with those of other stockholders.

       As a result of a review in fiscal 2001 by the HRCC, with the assistance of independent consultants and counsel, of the Company's general compensation philosophy and overall compensation programs, the HRCC and the Board of Directors in fiscal 2002 adopted the Scholastic Corporation 2001 Stock Incentive Plan (the "2001 Plan"), which was approved by the holders of the Class A Stock at the 2001 Annual Meeting of Stockholders. The 2001 Plan provides for the grant of stock options, restricted stock and other stock-based awards, and the HRCC also has the authority to grant to specified employees of the Company reload and transfer rights in connection with stock option grants. While the HRCC anticipates that stock options will remain the Company's primary form of long-term compensation, the HRCC recommended that the 2001 Plan include optional design and award features in order to make the 2001 Plan more competitive with the Company's peer group and provide the Company with additional flexibility in structuring an individual's total compensation package, when, and if, deemed appropriate by the HRCC. 4,000,000 shares of Common Stock were reserved for issuance under the 2001 Plan.

       During fiscal 2002, 99 individuals, including ten executive officers, received stock option awards to purchase an aggregate of 638,000 shares of Common Stock. All of the option awards in fiscal 2002 were made at fair market value (the average of the high and low price) of the Common Stock on the date of grant. The size of each senior management option award was based on the HRCC's subjective evaluation of a number of factors, including the level of responsibility of the individual, competitive market practice, past grants and other matters relating to the individual's performance and ability to influence corporate results. The actual grant of stock options is made by the Stock Grant Committee of the Board of Directors, which is comprised solely of non-employee directors, each of whom is also a member of the HRCC. In fiscal 2002, Ms. Marcus, Ms. Forte and Ms. Mayer were awarded options to purchase 25,000, 30,000 and 25,000 shares of Common Stock, respectively. Additionally, in July 2002, options to purchase an aggregate of 33,490 shares of Common Stock were granted to fifteen members of senior management in lieu of 10% of their fiscal 2002 cash bonus awards referred to above. These options, with an exercise price at fair market value on the date of grant, have a one year vesting period. Of these options, Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and
Ms. Mayer received options to purchase 5,850, 5,080, 3,040, 2,180 and 2,540 shares of Common Stock, respectively.

       In addition to its stock option plans, the Company also maintains two stockholder-approved, stock-based incentive programs: the Scholastic Corporation Employee Stock Purchase Plan (the "ESPP") and the MSPP. The ESPP and the MSPP were designed to augment the Company's stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to U.S. employees generally. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the lower of the fair market value of the Common Stock on the first or last business day of each fiscal quarter.

       Under the MSPP, eligible members of senior management may use all or a portion of their annual bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. In order to encourage increased participation in the MSPP and based on the recommendation of the Company's independent consultants and a review of practices adopted by other companies, the HRCC recommended that, commencing for fiscal 2002, the previous 15% discount in respect of RSU purchases under the MSPP should be increased to 25% and that MSPP participants should also be entitled to participate in the ESPP, for which they were previously ineligible. Accordingly, under the amended MSPP, participants could use all or a portion of their fiscal 2002 annual bonus payments on a tax deferred basis to acquire RSUs at a 25% discount from the lowest fair market value of the underlying Common Stock during the fiscal quarter ending on August 31, 2002. During the deferral period, which may not be less than three years, bonus payments deferred under the MSPP are allocated as RSUs, based on the applicable acquisition price, which are converted into shares of Common Stock on a 1-to-1 basis upon expiration of the deferral period. During fiscal 2002, 22 members of senior management participated in the MSPP, including Mr. Robinson, Ms. Marcus, Ms. Forte, Mr. McEnery and Ms. Mayer, who allocated to the purchase of RSUs under the MSPP $476,550 (100% of bonus), $20,685 (5% of bonus), $74,181 (30% of bonus), $71,047 (40% of bonus), and $62,017 (30% of bonus), respectively. The RSUs in respect of such elections will be allocated on September 3, 2002.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

       Mr. Robinson's compensation is based on the same objectives and policies applicable to all members of senior management and includes base salary, bonus opportunities and stock option grants. Effective October 1, 2002, Mr. Robinson's base salary was increased from $750,000 to $800,000.
Mr. Robinson was awarded a bonus for fiscal 2002 of $476,550, which he has elected to use in full to purchase RSUs under the MSPP, as noted above.
Mr. Robinson's fiscal 2002 bonus was awarded at the rate of 95% of his corporate target and 50% of his diversity target opportunities, and it also reflects the 10% reduction recommended by the HRCC as discussed above, in respect of which he received, in July 2002, options to purchase 5,850 shares of Common Stock. No stock options were granted to Mr. Robinson during fiscal 2002. In determining Mr. Robinson's compensation for fiscal

2002, the HRCC considered the compensation of the chief executive officers of the peer companies, as well as the Company's financial performance for fiscal 2001 and 2002 and Mr. Robinson's individual performance and long-term contributions to the success of the Company.

POLICY AS TO SECTION 162(M) OF THE CODE

       Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. Most equity-based awards available for grant under the Company's equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the Company's stockholder-approved Executive Performance Incentive Plan are also intended to be exempt from the application of Section 162(m) as performance based compensation. However, in appropriate circumstances, the HRCC may in the future deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based criteria and therefore may not be deductible by reason of Section 162(m).

       The HRCC comprises five voting outside directors, none of whom is an employee or former employee of the Company. In addition, none of these five directors has a relationship with another corporation or entity that would require specific disclosure of such relationship in the proxy statement or preclude him or her from serving on this committee.

                                           HUMAN RESOURCES AND COMPENSATION
                                           COMMITTEE
                                           John L. Davies (Chairperson)
                                           Ramon C. Cortines
                                           Linda B. Keene
                                           Peter M. Mayer
                                           John G. McDonald

STOCK PRICE PERFORMANCE GRAPH

       The graph below provides an indicator of cumulative total stockholder returns for the Common Stock for the period June 1, 1997 to May 31, 2002 compared with the NASDAQ Composite Index and a composite peer group of publicly traded companies with which the Company competes in its principal operating segments. In the Company's proxy materials regarding its Annual Meeting of Stockholders held in 2001, the peer group chosen by the Company for this graph included Harcourt General, Inc. and Houghton Mifflin Co., neither of which continues as a publicly traded company. Accordingly, the Company has substituted John Wiley and Sons, Inc. and Pearson plc as members of the peer group, which together with The McGraw-Hill Companies and Reader's Digest Association Inc. comprise the peer group reflected in the graph below. The graph assumes a $100 investment on June 1, 1997, together with the reinvestment of all dividends, if any, except in the case of Pearson plc, which is included on the basis of a $100 investment as of September 1, 2000, following the initial public offering of its American Depository Receipts in the United States.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            5/31/97  5/31/98  5/31/99  5/31/00  5/31/01  5/31/02
Scholastic Corporation          100   134.45   163.03   178.78   268.57   319.93
Peer Group                      100   140.23   190.14   184.09   215.34    211.1
NASDAQ STOCK MARKET (U.S.)      100   126.81   179.03   245.44   152.33    117.1

                       MATTERS SUBMITTED TO STOCKHOLDERS

                             ELECTION OF DIRECTORS

       The Amended and Restated Certificate of Incorporation of the Company provides that the holders of shares of Class A Stock, voting as a class, have the right to fix the size of the Board of Directors so long as it does not consist of less than three nor more than fifteen directors. The holders of the Class A Stock unanimously executed a written consent in August 2002 fixing the number of directors constituting the full board of Directors at twelve, effective as of the Annual Meeting.

       The Board of Directors has designated the twelve persons listed below under the sections captioned "Nominees for Election by Holders of Class A Stock" and "Nominees for Election by Holders of Common Stock" for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

       Proxies are solicited in favor of the nine nominees to be elected by the holders of Class A Stock and the three nominees to be elected by the holders of Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the holders of the Class A Stock provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board of Directors has no reason to believe that any nominees will be unable to serve.

RECOMMENDATION

       THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK VOTE FOR EACH OF THE NINE NOMINEES FOR ELECTION BY SUCH HOLDERS. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

       THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR EACH OF THE THREE NOMINEES FOR ELECTION BY SUCH HOLDERS. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A STOCK

                                                                                             DIRECTOR
NAME                        PRINCIPAL OCCUPATION OR EMPLOYMENT                      AGE       SINCE*
Richard Robinson            Chairman of the Board, President and Chief Executive     65        1971
                            Officer of the Company

Rebeca M. Barrera           President, National Latino Children's Institute,         55        1995
                            Austin, TX

Ramon C. Cortines           Education Consultant, Stanford, CA                       70        1995

Charles T. Harris III       Managing Director, Goldman, Sachs & Co., New York,       50        1996
                            NY

Andrew S. Hedden            Partner, Coudert Brothers LLP, New York, NY              61        1991

Mae C. Jemison              President and Founder, BioSentient Corporation,          45        1993
                            Houston, TX

Peter Mayer                 President, The Overlook Press/Peter Mayer                66        1999
                            Publishers, Inc., New York, NY

Augustus K. Oliver          Managing Director, WaterView Advisors LLC, New York,     52        1995
                            NY

Richard M. Spaulding        Executive Vice President of the Company                  65        1974

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

                                                                                             DIRECTOR
NAME                        PRINCIPAL OCCUPATION OR EMPLOYMENT                      AGE       SINCE*
John L. Davies              Senior Advisor and Founder, AOL International            52        2000

Linda B. Keene              Principal, Waterford Marketing Group, Minneapolis,       50        1999
                            MN

John G. McDonald            The IBJ Professor of Finance, Graduate School of         65        1985
                            Business, Stanford University, Stanford, CA

--------------------------------------------------------------------------------

* The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

       RICHARD ROBINSON. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

       REBECA M. BARRERA. Ms. Barrera is the President of the National Latino Children's Institute, a non-profit organization founded in 1997 and located in San Antonio, Texas. NLCI creates a voice for young Latinos and implements programs and services that help build healthy communities throughout the country. From 1990 to 1997, Ms. Barrera was Executive Director of the Corporate Child Development Fund, and she also owned and managed childcare centers, developed curriculum and was a faculty member at both the public school and university level.

       RAMON C. CORTINES. Mr. Cortines was Executive Director of the Pew Network for Standards-Based Reform at Stanford University from 1996 until December 31, 2001. In the spring of 1999, he was a Lecturer of Education at Harvard University. During 1998, he served as interim director of the Annenberg Institute for School Reform at Brown University. From March to August 1997, he was the acting Assistant Secretary for the office for Educational Research and Improvement. From February through August of 1993, he served as Assistant Secretary (designate) for Intergovernmental and Interagency Affairs and for Human Resources, United States Department of Education. From 1993 to 1995, he was Chancellor of the New York City Public School System. In December 1992,
Mr. Cortines chaired a Department of Education transition team for then President-elect Bill Clinton. Since 1956, Mr. Cortines has served six school districts, including as Superintendent of Schools for Pasadena (11 years), San Jose (2 years) and San Francisco (6 years). Mr. Cortines is also a Trustee of The J. Paul Getty Trust and Brown University and a member of the Board of Directors of Special Olympics International.

       CHARLES T. HARRIS III. Mr. Harris has been a managing director with the investment firm of Goldman, Sachs & Co. since 1999 and a general partner from 1988 to 1996. He is a trustee of Phillips Exeter Academy, and a director and Chairman of the Alliance for Young Artists & Writers, Inc. Mr. Harris is also a director of the Georgia Gulf Corporation.

       ANDREW S. HEDDEN. Mr. Hedden has been a partner of the law firm of Coudert Brothers LLP since 1975 and has been associated with the firm since 1968.

       MAE C. JEMISON. Dr. Jemison is the president of BioSentient Corporation, a medical technology company she founded in 2001 that develops and markets ambulatory equipment to monitor the autonomic nervous system and to train people to respond favorably in stressful situations. She is also the President of The Jemison Group, a technology consulting company that focuses on the integration of science and technology into everyday life and social responsibility.
Dr. Jemison founded and chairs The Earth We Share (TEWS), an international science camp for students age 12-16 from around the world. Dr. Jemison is an A.D. White Professor-at-Large at Cornell University and was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992.

       PETER MAYER. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United

States, the United Kingdom, Canada, Australia, New Zealand, Holland and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books. In 1996,
Mr. Mayer was awarded the Chevalier and Officier of the Order des Arts et des Lettres by the French Ministry of Culture and the Foundation of Publishers' and Booksellers' Association's India Award for Outstanding Contribution to International Publishing. In 1995, he was the recipient of the Literary Marketplace Person of the Year Award (New York City) as the Most Distinguished Publisher of 1995.

       AUGUSTUS K. OLIVER. Mr. Oliver has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since October 1999. Prior to joining WaterView, Mr. Oliver was a private investor with Oliver Management. From 1984 to 1995, he was a partner at the investment banking and management firm of Gollust, Tierney and Oliver, and from 1975 to 1984, he practiced law with the firm of Skadden, Arps, Slate, Meagher and Flom, becoming a partner in 1983. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc.

       RICHARD M. SPAULDING. Mr. Spaulding has served as Executive Vice President of the Company and/or Scholastic Inc. since 1974. He has held various executive management positions with the Company since joining in 1960.

       JOHN L. DAVIES. Mr. Davies is a senior advisor for AOL International. Mr. Davies joined AOL in July 1993 as a Senior Vice President and founded AOL International in 1994, serving as its President from 1994 to 2000. Before joining AOL, Mr. Davies was Managing Director of Citicorp's London-based consumer mortgage business. Prior to that, he was Vice President, Europe for RCA records, having previously been employed at General Electric for ten years in consumer marketing management positions.

       LINDA B. KEENE. Ms. Keene is a principal of Waterford Marketing Group, an independent consultant agency for marketing and organizational issues. Previously, she was Vice President of Market Development for American Express Financial Advisors from 1994 to 2001, where she was responsible for marketing and business research, competitive analysis, advertising, brand development, consumer communications and seminar event marketing. From 1987 to 1994, she was with The Pillsbury Company, serving as Vice President of Marketing Services from 1992 to 1994. Her professional associations include memberships in the Executive Leadership Council, the National Black MBA Association and the National Association of Female Executives. Ms. Keene serves as Board Secretary of the YMCA of Metropolitan Minneapolis. She is also a director of The Huffy Corporation.

       JOHN G. MCDONALD. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The IBJ Professor of Finance, in 1968. Professor McDonald serves on the Boards of Directors of Varian, Inc., Plum Creek Timber Co., Capstone Turbine, Corp., iStar Financial, Inc. and eight investment companies managed by

Capital Research and Management Co. From January 1987 until January 1990, Professor McDonald was a member (and Vice Chairman in 1989-90) of the Board of Governors of the National Association of Securities Dealers, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

       Seven meetings of the Board of Directors were held during the 2002 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held by all standing committees of the Board of which they were a member, except for Helen V. Benham, who attended 71% of the relevant meetings.

       The following are the current members and functions of the standing committees of the Board of Directors.

       EXECUTIVE COMMITTEE. Richard Robinson (Chairperson), Helen V. Benham, Charles T. Harris III, Andrew S. Hedden, Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the members of the Executive Committee. In the intervals between meetings of the Board of Directors, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board of Directors. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2002.

       AUDIT COMMITTEE. Augustus K. Oliver (Chairperson), John L. Davies and Linda B. Keene are the members of the Audit Committee. Each member of the Audit Committee is independent of the management of the Company, neither a current nor former employee of the Company or its subsidiaries, and free of any relationship that, in the judgment of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. All Audit Committee members are also financially literate, and at least one member has accounting or related financial management expertise. During fiscal 2002, in order to fulfill its responsibilities to the stockholders and the investment community, this committee reviewed the corporate accounting and financial reporting practices of the Company and the quality and integrity of the financial reports of the Company. This committee also recommended to the Board of Directors the accounting firm to act as independent auditors for the fiscal year ended
May 31, 2002. During fiscal 2002, the committee met with both the internal and the independent auditors to discuss the scope, staffing and procedures of their respective audit plans for the year. The committee also discussed the proposed fee for the audit and the results of the audit (including their comments or recommendations arising therefrom) with the independent auditors. In addition, this committee reviewed the Company's financial accounting policies and decisions and reported thereon to the Board prior to the issuance of the annual financial statements. Furthermore, this committee reviewed any non-audit services to be performed by the independent auditors and considered the possible effects of such services on the auditors' independence. The Audit Committee held three meetings during the fiscal year ended May 31, 2002.

       RETIREMENT PLAN COMMITTEE.  Richard M. Spaulding (Chairperson), Charles
T. Harris III, Andrew S. Hedden and Augustus K. Oliver are the members of the Retirement Plan Committee. This committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Retirement Plan and the 401(k) Plan (collectively "the Plans"), and with respect to the powers enumerated therein, including, without limitation, the power to amend or terminate the Plans. This committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans. In addition, this committee approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, this committee, which reports its actions to the Board of Directors, oversees the policies and practices related to the Plans and evaluates the Company's overall retirement benefit plan philosophy and the Plans in the context of the Company as a separate company and competitively within the publishing industry. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2002.

       HUMAN RESOURCES AND COMPENSATION COMMITTEE. John L. Davies (Chairperson), Ramon C. Cortines, Linda B. Keene, Peter Mayer and John G. McDonald are the members of the Human Resources and Compensation Committee. This committee has the responsibility for setting the compensation of the Chief Executive Officer and reviewing the recommendations of the Chief Executive Officer for compensation of the other executive officers and other members of senior management prior to approval by the Board. This committee evaluates the Company's overall compensation plans and practices as a separate company and competitively within the industry. This committee, in overseeing the administration of all of the Company's compensation plans and arrangements, reviews and approves the annual bonus award target payouts (including awards under the Company's Executive Performance Incentive Plan) and any proposed contractual relationships with executive officers and also reviews the Company's recruitment practices, including the Company's Human Resource and Diversity Programs. Each member of the committee is independent of the management of the Company and free of any relationship that, in the judgment of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. Members of this committee may not be employees or former employees of the Company or its subsidiaries, nor may their membership on this committee disqualify the Company for available exemptions pursuant to
Section 162(m) of the Code or Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee held two meetings during the fiscal year ended May 31, 2002.

       NOMINATING COMMITTEE. Ramon C. Cortines (Chairperson), Rebeca M. Barrera, Charles T. Harris III and Mae C. Jemison are the members of the Nominating Committee. This committee identifies and recommends to the Board of Directors candidates for election as directors and any changes it believes desirable in the size and composition of the Board and also recommends to the Board of Directors committee structure and membership and fees to be paid to directors for service on the Board and on Board committees. The Nominating Committee held one meeting during the fiscal year ended May 31, 2002. The Nominating Committee would be pleased to receive suggestions from stockholders about persons it should consider recommending as possible members of the Board of Directors. Any such suggestions should be sent to the Nominating Committee of the Board of Directors, c/o Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012.

       STOCK GRANT COMMITTEE. John G. McDonald (Chairman), John L. Davies, Linda B. Keene and Peter M. Mayer are the standing members of the Stock Grant Committee and, as permitted under Delaware law, Ramon C. Cortines is an alternate member of the Stock Grant Committee. The committee authorizes and approves grants, awards or issuances of options, warrants, restricted stock or other rights under the Company's stock-based compensation plans. Each member (or alternate) of the committee is independent of the management of the Company and free of any relationship that, in the judgment of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. Members of this committee may not be employees or former employees of the Company or its subsidiaries, nor may their membership on this committee disqualify the Company for available exemptions pursuant to Section 162(m) of the Code or Rule 16b-3 under the Exchange Act. This committee held three meetings during the fiscal year ended May 31, 2002.

       STRATEGIC PLANNING COMMITTEE. Mae C. Jemison (Chairperson), Rebeca M. Barrera, Helen V. Benham, Ramon Cortines, Peter Mayer and Richard M. Spaulding are members of the Strategic Planning Committee. This committee reviews and advises management of the Company on the strategic development of properties and programs and reports its findings to the Board of Directors. This committee held no meetings during the fiscal year ended May 31, 2002.

DIRECTOR COMPENSATION

       For the fiscal year ended May 31, 2002, each non-employee director of the Company was paid a cash annual retainer of $25,000 for his or her services as a director, a chairperson fee of $5,000 if he or she was the chair of a standing Board Committee and an attendance fee of $1,500 for attendance at each Board or Committee meeting, whether in person or telephonically. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their services as directors.

       The Company maintains the Outside Directors' Stock Option Plan (the "1997 Directors' Plan"), pursuant to which annual grants of stock options are made to non-employee directors. During fiscal 2002, following the 2-for-1 Stock Split, the 1997 Directors' Plan was amended to increase the annual grant of stock options from 3,000 to 6,000 and, commencing in fiscal 2003, to provide that the grant be made on the date of the annual meeting of stockholders, rather than in January. As a result, each non-employee director (other than Andrew S. Hedden, who declined his award) was granted options to purchase 6,000 shares of Common Stock on January 7, 2002, at an exercise price of $43.875, the fair market value of the Common Stock on the date of grant. The options vest one year from the date of grant and expire on January 7, 2012.

       Under the terms of the Scholastic Corporation Directors' Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate that extrapolates a 30-year Treasury bill rate and are paid in cash upon the later of termination from Board service or age 62, unless paid earlier due to death, disability, change of control of the Company or severe financial hardship. Two directors have chosen to have 100% of their director's compensation deferred. For the fiscal year ended May 31, 2002, the Company recorded $16,911 in accrued interest expense under this plan.

CERTAIN TRANSACTIONS AND CERTAIN RELATIONSHIPS

       Andrew S. Hedden is a partner of the law firm of Coudert Brothers LLP, which has provided legal services to the Company in the past and is expected to continue to do so in the future.

       From time to time, the Company may receive investment banking services from Goldman, Sachs & Co., of which Charles T. Harris III is a managing director. Goldman Sachs & Co. did not provide any investment banking services to the Company during fiscal 2002.

       There are no family relationships among the directors and executive officers of the Company, except for Richard Robinson and Helen V. Benham, who are husband and wife. See also the description of the Split Dollar Life Insurance arrangement in Footnote 3 to the Summary Compensation Table herein.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee has appointed Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ending May 31, 2003. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

       The fees for services provided by Ernst & Young to the Company during the fiscal year ended May 31, 2002 were as follows:

Audit Fees..................................................  $1,240,000
Financial Information Systems Design and Implementation
  Fees......................................................           0
All Other Fees..............................................     876,000
                                                              ----------
TOTAL FEES PAID.............................................  $2,116,000
                                                              ==========

       During the fiscal year ended May 31, 2002, Audit Fees included fees for auditing the Company's consolidated financial statements and reviewing the Company's Quarterly Reports on Form 10-Q. In fiscal 2002, All Other Fees generally included (i) fees for audit-related services, such as benefit plan audits, business acquisitions, accounting consultations and SEC Registration Statements, and (ii) fees for tax consulting and tax return preparation.

AUDIT COMMITTEE'S REPORT

       The Audit Committee of the Board of Directors is comprised of three directors. For fiscal 2002, the Board determined that each Committee member was independent as defined under the National Association of Securities Dealers listing standards.

       During fiscal 2002, it was the responsibility of the Audit Committee to oversee the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, which was included as Appendix B to the Proxy Statement for the 2001 Annual Meeting. Under the charter in existence during 2002, Company management had the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. The independent auditors were responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

       In fulfilling its oversight responsibilities during the 2002 fiscal year, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

       The Audit Committee reviewed and discussed, with both management and the independent auditors, the audited financial statements of the Company for the fiscal year ended May 31, 2002, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.

       The Audit Committee also reviewed with the independent auditors the other matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from management and considered the compatibility of nonaudit services provided to the Company with the auditors' independence. The Audit Committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board (including Independence Standards Board Standard No. 1).

       Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) the inclusion of the audited financial statements for the fiscal year ended May 31, 2002 in the Company's Annual Report on Form 10-K for filing with the SEC.

       The Audit Committee is reviewing its charter and responsibilities in light of the Sarbanes-Oxley Act of 2002, which was enacted on July 30, 2002.

       AUDIT COMMITTEE

         Augustus K. Oliver, Chairperson
       John L. Davies
       Linda B. Keene

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

       Stockholders who intend to present proposals for inclusion in the proxy materials regarding the Company's annual meeting of stockholders to be held in 2003 (the "2003 Annual Meeting") must ensure that such proposals are received by the Secretary of the Company not later than April 24, 2003 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of SEC Rule 14a-4(c) for consideration at the 2003 Annual Meeting, but not included in the Company's proxy materials, such proposal must be received no later than July 10, 2003.

                                 OTHER MATTERS

       The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

                                           By Order of the Board of Directors
                                           Charles B. Deull
                                           Senior Vice President, General
                                           Counsel
                                           and Secretary

                             SCHOLASTIC CORPORATION

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 2002

  (THE SOLICITATION OF THIS PROXY IS MADE OF BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Tuesday, September 24, 2002, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

                             SCHOLASTIC CORPORATION
                               CLASS A STOCK PROXY

               ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 2002

IN THE ABSENCE OF SPECIFIC DIRECTIONS NOTED BELOW, IT IS UNDERSTOOD THAT THE UNDERSIGNED'S SHARES OF CLASS A STOCK WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1. Upon the election of: Richard Robinson, Rebeca M. Barrera, Charles T. Harris III, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding

                        FOR __________ AGAINST __________


2. In their discretion the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.


Signature(s): ______________________________________   Date:________________


Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Please mark your vote as indicated in this example  X
                                                    -

                                   --------------------------
                                   Shareholder Name (Please Print)

                                   No. of Shares  ______

                             SCHOLASTIC CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 2002

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example  /X/


  IN THE ABSENCE OF SPECIFIC DIRECTIONS NOTED BELOW, IT IS UNDERSTOOD THAT THE
       UNDERSIGNED'S SHARES OF COMMON STOCK WILL BE VOTED FOR PROPOSAL 1.

1. Proposal to elect 01 John L. Davies,
   02 Linda B. Keene and 03 John G. McDonald as directors:

If you wish to vote FOR the election of directors and withhold authority to vote for any of the individual nominees, enter the name(s) of such nominee(s) below.


-------------------------------------------------------------

FOR all nominees                     WITHHOLD
listed to the left                   AUTHORITY
(except as marked             to vote for all nominees
to the contrary)                  listed to the left
    / /                                  / /

2. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Common Stock.


Signature(s): _________________________________  Date: _________________

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

         YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED
                                YOUR PROXY CARD.


        INTERNET
http://www.eproxy.com/schl

Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site. You will be
prompted to enter your control
number, located in the box below, to
create and submit an electronic
ballot.

OR

           TELEPHONE
        1-800-435-6710

Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
and then follow the directions
given.

OR

      MAIL

Mark, sign and date
  your proxy card
       and
  return it in the
enclosed postage-paid
    envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                             SCHOLASTIC CORPORATION
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 2002

                           PLEASE COMPLETE AND RETURN
  (THE SOLICITATION OF THIS PROXY IS MADE OF BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Tuesday, September 24, 2002 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you are instructing the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on August 10, 2002 by completing the reverse side of this card and returning it by September 10, 2002.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

             PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

------------------------------------------------------------------------------
                              FOLD AND DETACH HERE